U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NEWSGURUS.COM, INC.
                   (Formerly Annex Business Resources, Inc.)
             (exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                      2741
            (Primary Standard Industrial Classification Code Number)

                                   98-0204280
                    (I.R.S. Employer Identification Number)

         5774 Deadpine Drive, Kelowna, British Columbia, V1P 1A3 Canada
             (Address of Registrant's principal executive offices)

                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                  Vancouver, British Columbia, V6C 1T2 Canada
                            Telephone: (604)681-9588
                            Facsimile: (604)688-4933
           (Name, Address and Telephone Number of Agent for Service)

TWO MILLION UNITS OFFERED BY THE COMPANY AT $2.00 PER UNIT, EACH UNIT BEING COMPRISED OF ONE SHARE AND ONE WARRANT TO ACQUIRE ONE ADDITIONAL COMMON SHARE AT $2.00 PER SHARE FOR SIX MONTHS FOLLOWING ACCEPTANCE OF THIS REGISTRATION STATEMENT AND AT $2.50 PER SHARE FOR THE PERIOD WHICH IS SEVEN TO TWELVE MONTHS FOLLOWING ACCEPTANCE OF THIS REGISTRATION STATEMENT AND AN ADDITIONAL 11,533,500 SHARES OFFERED BY SELLING STOCK HOLDERS WHICH MAY BE SOLD IF THE COMPANY'S SHARES BECOME QUOTED OR LISTED ON AN EXCHANGE OR QUOTATION SERVICE

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
         TITLE OF EACH CLASS               AMOUNT           PROPOSED            PROPOSED           AMOUNT OF
            OF SECURITIES                  TO BE            MAXIMUM              MAXIMUM          REGISTRATION
          TO BE REGISTERED               REGISTERED      OFFERING PRICE         AGGREGATE             FEE
                                                         PER SHARE (1)     OFFERING PRICE (2)
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value           4,000,000           $2.50             $9,000,000            $2376.00
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

(2) Assumes subscription for 2,000,000 shares at $2.00 per share and 2,000,000 shares at $2.50 per share on exercise of warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2:

ITEM NO.          REQUIRED ITEM                                 LOCATION OF CAPTION IN PROSPECTUS
--------          -------------                                 ---------------------------------
1.                Forepart of the Registration Statement and    Cover Page; Outside Front Page of Prospectus
                  Outside Front Cover of Prospectus

2.                Inside Front and Outside Back Cover Pages     Inside Front and Outside Back Cover Pages of
                  of Prospectus

3.                Summary Information and Risk Factors          Prospectus Summary; Risk Factors

4.                Use of Proceeds                               Use of Proceeds

5.                Determination of Offering Price               Prospectus Summary - Determination of

6.                Dilution                                      Dilution

7.                Selling Security Holders                      Selling Stockholders

8.                Plan of Distribution                          Plan of Distribution

9.                Legal Proceedings                             Legal Proceedings

10.               Director, Executive Officer, Management and   Management
                  Promoters and Control Persons

11.               Security Ownership of Certain Beneficial      Principal Shareholders
                  Owners and Management

12.               Description of Securities                     Description of Securities

13.               Interest of Named Experts and Counsel         Not Applicable

14.               Disclosure of Commission Position on          Indemnification of Officers and Directors
                  Indemnification for Securities Act
                  Liabilities

15.               Organization within Last Five Years           Management, Certain Transactions

16.               Description of Business                       Business

17.               Management's Discussion and Analysis or       Plan of Operation
                  Plan of Operation

18.               Description of Property                       Description of Property

19.               Certain Relationships and Related             Certain Transactions
                  Transactions

20.               Market for Common Equity and Related          Prospectus Summary, Market for Our Common
                  Stockholder Matters                           Stock; Shares Eligible for Future Sale

21.               Executive Compensation                        Executive Compensation

22.               Financial Statements                          Financial Statements

23.               Changes in and Disagreements with             Changes in and Disagreements with
                  Accountants on Accounting and Financial       Accountants on Accounting and Financial
                  Disclosure                                    Disclosure


PART II

24.               Indemnification of Directors and Officers     Indemnification of Directors and Officers

25.               Other Expenses of Issuance and Distribution   Other Expenses of Issuance and Distribution

26.               Recent Sales of Unregistered Securities       Recent Sales of Unregistered Securities

27.               Exhibits                                      Exhibits

28.               Undertakings                                  Undertakings

                       INITIAL PUBLIC OFFERING PROSPECTUS
                               NEWSGURUS.COM, INC.

TWO MILLION UNITS OFFERED BY THE COMPANY AT $2.00 PER UNIT, EACH UNIT BEING COMPRISED OF ONE SHARE AND ONE WARRANT TO ACQUIRE ONE ADDITIONAL COMMON SHARE AT $2.00 PER SHARE FOR SIX MONTHS FOLLOWING ACCEPTANCE OF THIS REGISTRATION STATEMENT AND AT $2.50 PER SHARE FOR THE PERIOD WHICH IS SEVEN TO TWELVE MONTHS FOLLOWING ACCEPTANCE OF THIS REGISTRATION STATEMENT AND AN ADDITIONAL 11,533,500 SHARES OFFERED BY SELLING STOCK HOLDERS WHICH MAY BE SOLD IF THE COMPANY'S SHARES BECOME QUOTED OR LISTED ON AN EXCHANGE OR QUOTATION SERVICE

We currently provide Internet users with access to expert opinion and information in the areas of money, health and lifestyle. Our common stock is not quoted on any exchange or by any quotation service. If this prospectus is accepted for filing by the U.S. Securities and Exchange Commission, the Company will apply for a listing of its common stock on the OTC Bulletin Board. There is no guarantee that the Company's shares will ever be listed on any exchange or by any quotation service and existing shareholders of the Company and any person who buys shares from the Company may never be able to re-sell their shares.

We are offering these securities through our president, Mr. Chris Bunka, without the use of a professional underwriter. We will not pay commissions on stock sales. In the event the Company elects to engage a professional underwriter, we will file an amendment to this prospectus disclosing terms of the engagement.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                 ----------------------------------------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                 ----------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 ----------------------------------------------

                              Offering Information

                                                       PER UNIT                        TOTAL
Initial public offering price                          $2.00                         $4,000,000
Underwriting discounts/commissions (1)                 $Nil                                $Nil
Estimated offering expenses (1)                        $Nil                                $Nil
Net offering proceeds to Newsgurus.com, Inc.           $2.00                         $4,000,000 (1)

(1) Does not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $100,000. We will pay these expenses.

(2) Does not include any proceeds which may be received by our company on the exercise of warrants.

In addition to the 2,000,000 units offered for sale by the Company, the persons named in this Prospectus under the caption "Selling Stockholders" are offering a total of 11,533,500 shares of our common stock for sale to the public. We will receive no part of the proceeds of any sales by the Selling Stockholders. All selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders.

The date of this Prospectus is May 31, 2000

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY................................................................................................3
SUMMARY FINANCIAL INFORMATION.....................................................................................3
RISK FACTORS......................................................................................................5
DILUTION..........................................................................................................7
USE OF PROCEEDS...................................................................................................8
CAPITALIZATION....................................................................................................9
DESCRIPTION OF BUSINESS..........................................................................................10
   Principal Products or Services and Their Markets..............................................................10
   Distribution Methods of the Products or Services..............................................................11
   Competitive Business Conditions and Our Competitive Position in the Industry..................................12
   Names of Principal Suppliers of Content on Our Web Site.......................................................16
   Estimate of the Amount Spent During Each of the Two Last Fiscal Years on Research and Development Activities..17
   Number of Total Employees and Number of Full Time Employees...................................................17
   Material Contracts............................................................................................17
   Reports to Security Holders...................................................................................18
PLAN OF OPERATION................................................................................................19
DESCRIPTION OF PROPERTY..........................................................................................21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................................22
EXECUTIVE COMPENSATION - REMUNERATION OF DIRECTORS AND OFFICERS..................................................23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................24
LEGAL PROCEEDINGS................................................................................................24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................24
   Market Price..................................................................................................24
   Holders.......................................................................................................25
   Penny Stock Regulation........................................................................................26
   Dividends.....................................................................................................27
   Transfer Agent................................................................................................27
DETERMINATION OF OFFERING PRICE..................................................................................27
SELLING STOCKHOLDERS.............................................................................................28
DESCRIPTION OF SECURITIES........................................................................................29
SHARES ELIGIBLE FOR FUTURE RESALE................................................................................30
WHERE CAN YOU FIND MORE INFORMATION?.............................................................................31
PLAN OF DISTRIBUTION.............................................................................................31
LEGAL MATTERS....................................................................................................33
EXPERTS..........................................................................................................33
INTEREST OF NAMED EXPERTS AND COUNSEL............................................................................33
INDEMNIFICATION OF OFFICERS AND DIRECTORS........................................................................33
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................33
FINANCIAL STATEMENTS............................................................................................F-1

                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, WHICH EXPANDS DISCLOSURE WITH RESPECT TO EACH OF THE MATTERS SUMMARIZED IN THIS PROSPECTUS AS WELL AS OTHER MATTERS NOT SPECIFIED IN THE SUMMARY. YOU SHOULD CAREFULLY REVIEW THE ENTIRE CONTENTS OF THE PROSPECTUS AND THE EXHIBITS INDIVIDUALLY AND WITH YOUR OWN TAX, LEGAL AND BUSINESS ADVISORS.


Address and Telephone               Our  address is Suite 5774  Deadpine  Drive,
Number of the Company:              Kelowna,  British Columbia,  V1P 1A3 Canada;
                                    our telephone number is (250)765-6424.

Business of the Company:            The  Company  seeks to  become  an  internet
                                    based media company providing expert opinion
                                    and  information  in  the  areas  of  money,
                                    health and lifestyle. The Company will offer
                                    both  free and  fee-based  content  within a
                                    community interface that builds loyalty from
                                    users  and  encourages   e-commerce  at  the
                                    Company's website.

State and Date of Organization of   The Company was incorporated pursuant to the
the Company:                        provisions of the General Corporation Law of
                                    the State of Nevada on May 16, 1997.

The Shares offered by the Company:  The  Company is  offering  2,000,000  of its common shares for sale to the public at $2.00 per share and 2,000,000 shares for sale at $2.50 per share.

The shares offered by the Selling   The 11,533,500 shares offered by the Selling
Stockholders:                       Stockholders have already been issued by the
                                    Company or are issuable on exercise of options or warrants. The Company will not receive any proceeds from the sale of shares being offered by the Selling Stockholders


                          SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data. The historical financial data for the period ended February 29, 2000 has been derived from our audited financial statements which are contained in this Prospectus.

                                February 29, 2000

                                INCOME STATEMENT:

                                                       February 29, 2000
                                                           (Audited)

Revenue                                                       $Nil
Expenses                                                   $55,718.00
Net Income (loss)                                         ($55,718.00)
Basic Earnings (loss) per share                                ($0.01)
Basic Number of Common Shares Outstanding                9,011,500

BALANCE SHEET (at end of period)
Total Assets                                               $93,203.00
Total Liabilities                                          $31,981.00
Total Shareholders Equity (Net Assets)                     $61,222.00
Net Income per share on a fully diluted basis                  ($0.01)

Expiration Date

This offering will expire 12 months from the date of this prospectus. There is no minimum number of securities that must be sold in the offering. The offering may be extended for an additional 90 days in our discretion.

Determination of Offering Price

The offering price of $2.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         Estimates of our business potential
         Our limited financial resources
         The amount of equity desired to be retained by present shareholders The amount of dilution to the public
         The general condition of the securities markets

                                  RISK FACTORS

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our common stock. A purchase of our common stock is speculative in nature and involves numerous risks. No purchase of our common stock should be made by any person who cannot afford to lose his or her entire investment.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY. PROSPECTIVE PURCHASERS OF SHARES MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

"Forward looking statements" can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should". Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. You should not place undue reliance on these forward looking statements, which apply only as of the date of this Prospectus.

We have a very limited operating history upon which you can evaluate our business. Anyone who is considering a purchase of our common stock must consider that our business is speculative. We can give no assurance that unanticipated technical or other problems will not occur which would result in material delays in accomplishing our business plan. We can give no assurance that we will be able to achieve profitable operations.

Our company may be unable to attract enough contributing writers to provide content for our web site. Our possible inability to develop exclusive content on our web site could have a negative impact on our ability to be profitable.

The ownership of our company's common shares is concentrated in the hands of management and in the hands of contributing editors. This concentration gives current management strong control over the affairs and business decisions of our company.

Our industry is intensely competitive and we expect the competition to increase.
We  have  a  lot  of  competition   which  includes,   but  is  not  limited  to
TheStreet.com; Stockgroup.com; CNBC.com; Reuters.com; and others.

Many of our existing competitors have longer operating histories in the Web market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources. Competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, advertisers and content providers. We can give no assurance that our competitors will not develop financial, health and lifestyle services that are equal or superior to ours or that achieve greater market acceptance than ours in the areas of name recognition, performance, and ease of use. We can give no assurance that other Web content providers will not be perceived by advertisers as having more desirable Web sites for placement of advertisements. In addition, a number of our competitors have established collaborative relationships with other Web content providers. Accordingly, we can give no assurance that we will be able to retain advertisers or maintain or increase users on our network or that competitors will not experience greater growth in the number of users than we do. We can give no assurance that we will be able to compete successfully against our current or future competitors.

We will rely on use of computer and telecommunications infrastructure provided by third parties. Our success will depend on our continued investment in sophisticated telecommunications and computer systems and computer software. We anticipate making significant investments in the acquisition, development and maintenance of such technologies and we believe that such expenditures will be necessary on an on-going basis. Computer and telecommunication technologies are evolving rapidly and are characterized by short product lifecycles, which requires us to anticipate technological developments. We can give no assurance that we will be successful in anticipating, managing or adopting such technological changes on a timely basis or that we will have the resources available to invest in new technologies. Our business is dependent on our computer and telecommunications equipment and software systems, the temporary or permanent loss of which, through physical damage or operating malfunction, could have a material adverse effect on our business. Operating malfunctions in the software systems of financial institutions, market makers and other parties might have an adverse affect on our operations. We depend on service provided by various local and long distance telephone companies. A significant increase in the cost of telephone services that is not recoverable through an increase in the price of our services, or any significant interruption in telephone services, could have a material adverse effect on our business. Additionally, as we continue to introduce new services that use new technologies, we may be required to license technology from third parties. There can be no assurance that these licenses will be available on commercially reasonable terms, if at all. Our inability to obtain any of these licenses could result in delays or reductions in the introduction of new services or could adversely affect our existing business.

We will rely on use of the Internet. If the Internet continues to experience significant growth in the number of users, we can give no assurance that the Internet will continue to be able to support the demands placed upon it or that the performance or reliability of the Web will not be adversely affected by continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards required to accommodate increased Internet activity, or due to increased governmental regulation. If the Internet infrastructure does not effectively support growth that may occur, our business would be materially and adversely affected.

We are subject to regulatory and related influences. The Internet is subject to changing political, economic and regulatory influences, any of which could have a material adverse effect on our business. Certain proposals to reform the telecommunications and Internet systems are periodically considered by the appropriate regulators. These proposals could increase government involvement in Internet services and otherwise change the operating environment for our customers. We cannot predict what impact, if any, such factors might have on our business.

We are subject to market forces beyond our control. Many Internet financial, health and lifestyle service providers are consolidating to create Internet service delivery systems with greater regional market power. As a result, these systems could have greater bargaining power, which may result in lower prices for our products. Our failure to maintain adequate prices would have a material adverse effect on our business. Changes in current Internet financial, health and lifestyle service reimbursement systems could result in the need for unplanned product enhancements, in delays or cancellations, or in the revocation of endorsement of our services. Our results of operations may vary from period to period due to a variety of factors, including our research and development, our introduction of new products or services, cost increases from third-party service providers, changes in marketing and sales expenditures, acceptance of our products and services, competitive pricing, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition and general economic and industry conditions that affect demand.

We have future capital needs and there is uncertainty of additional funding. There can be no assurance that we will be able to obtain additional financing on acceptable terms, or at all. We have expended, and will continue to expend in the future, substantial funds on research and development. If we fail to obtain additional financing, we will have to limit or eliminate our research and development activities, or reduce or eliminate our marketing programs, either of which would have a material adverse effect on our ability to compete.

Our success will depend on our ability to retain key personnel. Our success will depend on our ability to retain our key personnel and identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in our industry, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, we can give no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements.

                                    DILUTION

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

As of February 29, 2000, our net tangible book value was $13,249 or $0.001 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 2,000,000 shares of common stock offered through this prospectus (at an initial public offering price of $2.00 per share), and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of February 29, 2000, would have been $4,013,249 or $0.364 per share. This represents an immediate increase in net tangible book value of $0.363 per share to existing shareholders and an immediate dilution of $1.636 per share to investors in this offering. The following table illustrates this per share dilution:

         Public offering price per share                                      $2.00

         Net tangible book value per share before offering                    $0.001

         Increase per share attributable to new investors                     $0.363
                                                                              ------

         Dilution per share to new investors                                  $1.636
                                                                              ======

----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES BEFORE            MONEY RECEIVED FOR SHARES BEFORE       NET TANGIBLE BOOK VALUE PER SHARE
               OFFERING                                OFFERING                            BEFORE OFFERING
----------------------------------------------------------------------------------------------------------------------
               9,011,500                                 $Nil                                  $0.001
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES AFTER                   TOTAL AMOUNT OF MONEY            PRO-FORMA NET TANGIBLE BOOK VALUE
               OFFERING                           RECEIVED FOR SHARES                 PER SHARE AFTER OFFERING
----------------------------------------------------------------------------------------------------------------------
              11,011,500                              $4,000,000                               $0.364
----------------------------------------------------------------------------------------------------------------------

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

-----------------------------------------------------------------------------------------------------------------
                                      SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE PRICE
-----------------------------------------------------------------------------------------------------------------
                                  NUMBER           PERCENT          AMOUNT          PERCENT      PAID PER SHARE
-----------------------------------------------------------------------------------------------------------------
New Investors                   2,000,000              18%         $4,000,000          97%            $2.00
-----------------------------------------------------------------------------------------------------------------
Existing Shareholders           9,011,500              82%           $113,675           3%            $0.01
-----------------------------------------------------------------------------------------------------------------


                                 USE OF PROCEEDS

Proceeds received by the Company from the sale of 2,000,000 shares at $2.00 per share and 2,000,000 shares at $2.50 per share will be used for the following purposes listed in order of priority:

-------------------------------------------------------------------------------------------------------------
DESCRIPTION OF USE OF PROCEEDS                      DOLLAR AMOUNT TO BE SPENT    PERCENTAGE AMOUNT TO BE
                                                    BY THE COMPANY IF MAXIMUM    SPENT BY THE COMPANY IF
                                                    PROCEEDS OF $9,000,000 ARE   LESS THAN MAXIMUM PROCEEDS
                                                    RAISED                       ARE RAISED
-------------------------------------------------------------------------------------------------------------
Offering costs; Legal, and Accounting                          $400,000                      8.75%
-------------------------------------------------------------------------------------------------------------
Web-Site Development                                         $1,900,000                     18.75%
-------------------------------------------------------------------------------------------------------------
Computer Software                                              $750,000                      7.5%
-------------------------------------------------------------------------------------------------------------
Computer Hardware                                              $750,000                      7.5%
-------------------------------------------------------------------------------------------------------------
Marketing                                                    $3,400,000                     37.5%
-------------------------------------------------------------------------------------------------------------
Administration                                                 $500,000                      5.625%
-------------------------------------------------------------------------------------------------------------
Salaries                                                     $1,000,000                     11.25%
-------------------------------------------------------------------------------------------------------------
General                                                        $300,000                      3.125%
-------------------------------------------------------------------------------------------------------------
TOTAL                                                        $9,000,000                    100%
-------------------------------------------------------------------------------------------------------------

The Company will not receive any proceeds from the sale of shares being offered by the Selling Stockholders.

                                 CAPITALIZATION

The following table sets forth our capitalization as of February 29, 2000, and pro-forma as adjusted to give close to the sale of 2,000,000 shares offered by us.

                                                             ACTUAL            AS ADJUSTED
Stockholders' Equity:
Common stock, $0.001 par value;
Authorized 50,000,000 common shares and 25,000,000
preferred shares,
Issued and outstanding                                        $9,012               $11,012
9,011,500 shares and 11,011,500 shares, pro-forma as
adjusted

Additional paid-in capital                                  $108,663            $4,106,663

Deficit accumulated during the development period           ($56,453)             ($56,453)

Total stockholders equity                                    $61,222            $4,061,222

Total Capitalization                                         $61,222            $4,061,222

                             DESCRIPTION OF BUSINESS

The Company was incorporated under the provisions of the General Corporation Act of the State of Nevada on May 16, 1997 as Annex Business Resources, Inc. The Company changed its name to Newsgurus.com, Inc. on February 4, 2000. The Company has not undergone any bankruptcy, receivership or similar proceedings. There has been no material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business.

Principal Products or Services and Their Markets

NewsGurus.com will be the leading source of customized information and opinion delivered by renowned experts. The NewsGurus.com multimedia Web site will feature continuously updated, user-customized and exclusive content from many of the world's best known writers, authors, celebrities, and analysts.

We are an internet-based consumer network that includes the customer-focused interactive web site www.NewsGurus.com. Our network will provide active users with trusted content in the areas of money, health, and lifestyles. Tools and services to empower users to better manage their every-day needs will also be provided through partnerships that enhance the NewsGurus brand. Our network affiliates will include other Internet portals, on-line e-commerce sites, service oriented web sites, organizations, and traditional sources of news.

Money, health, and entertainment decisions are made by individuals on a daily basis. NewsGurus.com has evolved from the need to build a community where members can express their changing information needs and have these needs addressed by recognized experts - NEWSGURUS. NewsGurus will empower and educate through interactive, thought provoking, timely content. Rich content will provide an effective link between customers from various broadcast mediums and e-commerce.

With renowned experts as shareholders, NewsGurus.com will be the leading source of customized, concise, objective analysis of important events affecting one's everyday life. NewsGurus.com keeps you informed and focused; and, ahead of trends affecting you today and in the future. Many of the world's best known independent writers, authors, celebrities, and analysts will be recruited to become active shareholders and interact with members. The NewsGurus.com multimedia customer interface web site will feature continuously updated, user-customized and exclusive content from these content providers.

NewsGurus.com will become a leading provider of exclusive content available over the Internet by capitalizing on the celebrity status of well-known writers. With tens of millions of new Internet users each year, demand for high quality content will remain strong. NewsGurus.com will provide experts in several fields who are well known through prior business success in other media including the newsletter industry, book publishing and other print media, and radio. The public, already comfortable with these established writers in traditional media, will become patrons of such writers and journalists within the new media phenomenon offered by the Internet.

A unique aspect of NewsGurus.com is that contributing writers will have a substantial equity position in the company through the ownership of common stock and/or options. Traditional media journalists are not well compensated. Through equity ownership, NewsGurus.com will entice many well-known writers to produce exclusive content.

Not every writer is required to provide exclusive content, though many will. The strategy of exclusive content ensures that NewsGurus.com will always remain a unique site different from any other on the Internet.

Unlike other Internet sites that serve as de-facto archival sites of previously published work, NewsGurus.com will not function as a simple repository for stale content. These other Internet sites are good examples of how NOT to function on the Internet: writers post their earlier-printed material to Internet users, offering little new value.

Successful Internet media companies are those that provide content especially crafted for the Internet audience. Internet users need to be given reasons to return frequently to a content site. NewsGurus.com will publish new content on a continual basis. Although NewsGurus.com will also accept previously published material as an archival service provided to its subscribers, it is the new and exclusive material that is not available within the print media that will attract readers to NewsGurus.com.

The company will provide content focused on investing and finance; health and wellness; and lifestyles. These are each among the largest market segments on the Internet. Writers providing content in our financial segment will be successful investment newsletter editors and business journalists from well-known business and financial newspapers. Authors of best-selling books will also be invited to contribute regular articles. Corporate executives will offer valuable insight into the going's on within their industries. Staff journalists employed by NewsGurus.com will provide members with financial market update information every 30 or 60 minutes during regular business hours.

Distribution Methods of the Products or Services

The goal of the web site interface is to enable NewsGurus to cost-effectively distribute useful and information to a broad range of users. Achieving effectiveness requires a strategy. Part of that strategy is to provide users with a rich menu of products and services, as outlined above.

With the Internet, there are no more captive customers. The effective organization will be one that moves to a structure focused on the needs of its customers. It is the challenge of our customer service interface web site developers to bring this structure to life.

NewsGurus must establish a web presence as soon as possible. This helps the Company attract partners, establish memberships, attract analysts through share offerings, and begin attracting members. The NewsGurus Website is being developed in three stages - Gamma Version, Stage One, and Stage Two.

The Beta site was launched in May, 2000. Users have an opportunity to become a member for free, with notification of full launch through e-mail.

Content will be categorized, searchable, and database driven. The site will have the capability to advertise, interact with users, and accept credit cards for subscription based services.

A complete site, with a fully designed backend engine, databases, and back office software with exhaustive capabilities for integrating all functions, such as accounting, should be in place during third quarter of 2000. Stage two functionality will include personalization, e-commerce, and additional services provided by brand compatible partnerships. The features and services provided by the site will continue to grow with users' needs.

WWW.NEWSGURUS.COM will be an informative, dynamic, and fun Website to visit and use. Our Guru-supplied content ensures that each visit will be informative. The site is dynamic because it encourages interactivity - in stark contrast to so many sites that seem to have forgotten that the Internet is a two-way medium. And, above all else, the NewsGurus Website will be pleasant and entertaining, inviting users to return over and over again.

Much of the content available at the Website is free of charge to all registered users in return for their provision of nothing more than simple personal information. As the site develops through subsequent phases, this will include written, audio, and video content.

While the no-cost content is designed to draw people to the Website, important value-added content is available to help the company generate revenue.

The no-charge content will include articles written by investment analysts that are not stock-specific. Staff writers will provide a great deal of content on current headlines and trends. Corporate news releases will be available here, as will articles produced by guest Gurus. All registered users will be able to access the NewsGurus archives, containing the full wealth of information previously posted at NewsGurus by the experts.

The majority of the Your Health and Your Life content will be available at no cost, though certain ground-breaking articles will be restricted for paying subscribers.

There will be two tiers of service available only to paying members.

At $9.95 per month, users will have access to otherwise-restricted Website content such as specific investment picks from the Your Money content providers and a free print subscription to the NewsGurus monthly magazine.

At $19.95 per month, users will enjoy further benefits beyond those experienced at the $9.95 monthly level. These will include but not be limited to; free e-mail delivery of previously selected news stories as they are posted on the Website; creation and delivery of a personalized newsletter; powerful analytical tools for investors including real-time stock quotes; special offers from on-line merchandisers; and, 5% off the price of any merchandise at any affiliate Website.

Competitive Business Conditions and Our Competitive Position in the Industry

There are various services available on the Internet that act primarily as content directories. An example is newsletteraccess.com. While newsletteraccess.com boasts over 5,000 newsletters available, it provides very little new content. Almost all material available at these sites is restricted to paying customers. What is available for free view to all is limited in scope. With newsletteraccess.com, for example, one can access "15 investment sectors and 30+ top analysts quoted each week". In fact searching for articles on June 25, 1999, only three free feature articles were found, and while of good quality from recognizable celebrities, each was in fact a reprint from an earlier published newsletter.

Sites  such  as   newsletteraccess.com   cannot   realistically   be  considered
competitors as they are not content providers. They are more accurately thought of as distributors of existing content.

Competitors exist for each of the three main sectors of focus, "Your Money - Your Health - Your Life."

These competitors include TheStreet.com and MarketWatch.com when compared to NewsGurus - Your Money. They include WebMD.com and others when compared to NewsGurus - Your Health. And, they include Martha Stewart Omnimedia, Webzine.com when compared to NewsGurus - Your Life.

Each of these companies is far ahead of NewsGurus.com in terms of developing its own on-line brand and in acquiring readers or subscribers. Each of these (and other) companies is an Internet content provider.

There are four levels of perceived and real competitors to NewsGurus.com:

Non-Public Company "focus" Sites

These are smaller sites with a tight focus on a micro-segment of a larger market. They generally have a limited subscriber base; limited financial resources; little original material; and, little growth opportunity outside of their market niche. These sites are difficult to value since there is no public company behind the site. Unless backed by a corporate parent or by venture capitalists, these private companies may not be able to raise funds to effectively compete in the marketplace. These are the most common types of site on the Internet but they are not true competitors to NewsGurus.com. Newsletteraccess.com is one of many examples. There is no brand awareness.

Public Company "Stock.Com" Sites

These are the smallest niche-focused sites that enjoy the benefits of being a public company. A typical focus might be on up to several micro-segments of the financial markets. For example, resource, technology, and internet stocks might be a focus of one site. These sites generally have between 10,000 and 40,000 subscribers and offer limited original content. The public company has weak revenue streams and a limited audience, and may have raised between $1 million and $10 million in capital. These companies have market capitalizations of between $10 million and $50 million. Stockscape.com and Stockgroup.com are good examples. These companies are beginning to build their brands.

Competitors in the "Stock.Com" category will affect only the "Your Money" section of NewsGurus. They do not directly affect the "Your Health" or "Your Life" sections.

Since virtually none of the "Focus" sites or "Stock.Com" sites offer comparable incentives to content providers it is difficult to understand how they could attract viewers and thus be considered serious competitors to NewsGurus.

Those public companies that wish to duplicate the NewsGurus stock option and equity model will seriously dilute their capital structure. Existing public companies were not designed for such latter-stage share dilution. NewsGurus was designed to incorporate such plans from the beginning and as such enjoys a non-dilutive share structure. Private companies wanting to duplicate the NewsGurus business model face a six-to-twelve month competitive disadvantage in that NewsGurus will have already secured contracts with many of the available content providers.

As NewsGurus signs exclusive contracts with a growing number of feature writers it can face only limited competition. There is a finite group of celebrity-style writers from which to develop such media sites.

Public Company "Specific-Media" Sites

These are larger companies that have been successful in raising larger amounts of capital and have built varying degrees of brand recognition. These sites have a broader investment focus with 40,000 to 300,000 subscribers. Much of the content is original and not found at other sites. Between $15 million and $100 million in capital has been raised by the public company, which enjoys a market capitalization of between $300 million and $5 billion. The company enjoys diverse revenue streams derived in large part from advertising revenue as well as user fees. Examples here include TheStreet.com, CNET.com, and DrKoop.com. Other examples include sites spawned from traditional media sites such as
MarketWatch.com (CBS); CNNfn.com (CNN); and, Bloomberg.com (Bloomberg). Substantial brand awareness has been achieved.

Some competitors, such as TheStreet.com, force subscribers to pay a fee to view most of the content provided.

Bill Gross is the founder of Idealab and a leading Internet visionary. He has been involved in some of the most well-known Internet start-ups such as eToys; GoTo.com; Shopping.com; and others. Gross says "People don't want to pay for content."

NewsGurus.com will make the vast majority of its content available at no charge to the registered subscriber. The registration process provides NewsGurus.com with valuable marketing information that supports other revenue streams. TheStreet.com may find its own subscriber base faltering if readers become aware of the free content at NewsGurus.com

NewsGurus.com does face serious competition from this sector. The companies within this sector are generally well-capitalized or are subsidiary companies of traditional media companies. They often have substantial brand-name recognition. NewsGurus.com will rely in part on the motivation of contributing writers to help it entice other writers (and thus, subscribers) from some of these competitors.

Still, with tens of millions of new Internet users each year there is room for additional competition in this market sector. Successful companies here enjoy market capitalizations on average of well over one billion dollars, with revenue streams approaching or exceeding $100 million per annum. By any definition this is a significant company and one that NewsGurus.com expects to emulate.

As NewsGurus.com expands its content into the health and wellness and executive lifestyle markets, the strategic competitive threats it faces in any single market segment will be less influential upon the overall business model.

Public Company "General Media" Sites

These are the largest content providers on the Internet - and arguably the most successful companies of any type utilizing the Internet. Their eventual success had generally been impossible to predict early in their life cycle. The best examples are companies such as Yahoo!, and AOL. Each of these giant media companies is measured by market capitalizations at least in the tens of billions of dollars. The smallest of them might measure an early subscriber base as low as 100,000 but this must quickly grow to over 1 million before general media status is reached. AOL has over 18 million subscribers. These companies have successfully assembled content previously focused on several market sectors such as finance, investment, technology, health, news, sports, community news and others. Large subscriber bases can only be supported by diverse content. Revenue is diverse and includes banner ads, marketing, Business-to-Business agreements; co-branding, links, user fees, and others. Content is always exclusive and is designed to foster a sense of community among subscribers. These early competitors now have dominant brand recognition. If NewsGurus is capable of penetrating into the "general media" category it will face stiff competition.

The investment world realized the extent of the demand for content in January 2000, when Time Warner was effectively acquired by AOL. Time Warner was one of the oldest and largest media companies in the world, yet AOL - a relative newcomer - was able to use its highly valued stock for purchasing leverage. Another huge merger, this time between Time Warner and EMI Group, made investors stand up and realize that Internet success, for many companies, will revolve around issues of content.

Competitive Analysis

NewsGurus believes it will initially be seen by the marketplace as a budding "Specific-Media" site. This market segment is likely to be one of the most exciting in the future and could see a great deal of consolidation as the companies in this sector try to evolve into "General Media" companies. There is likely room for two or three additional General Media sites in North America before the Internet is fully developed.

NewsGurus.com believes it can aggressively compete against much larger companies in part because few if any competitors have built their business based on a model in which each contributing writer is a substantial owner in the public company. NewsGurus.com can continue to issue relatively small numbers of stock options in the future as incentives to the best journalists and writers. These writers may currently be working for NewsGurus competitors as well as for the general media.

After the NewsGurus.com model comes into existence, the most well-known contributing writers to other services may demand similar opportunities from their existing "employers". Further, a newsletter editor who is a member of NewsGurus.com and can potentially enjoy a strong financial return by contributing good content to NewsGurus.com is less likely to spend time or effort at another financial site that does not offer such a financial return. Newsletter editors will also enjoy the benefits of building the brand recognition of their own private newsletter while contributing to NewsGurus.com. As a group, these are powerful incentives for writers to abandon less worthwhile sites and join NewsGurus.com.

Existing financial and media sites have ignored the natural competitive instincts shared by all successful people. Newsletter writers and journalists who have a choice of contributing to an effort that offers strong financial incentives will quickly abandon other, less rewarding efforts.

Dreams of financial success are a powerful incentive designed to attract additional content providers. But money alone is not enough. This is why NewsGurus.com has established a corporate structure that places great power and responsibility in the hands of its content providers. The Editorial Advisory Board is designed to give the NewsGurus content providers control over their own destiny. This advantage is one that few public companies are willing to grant.

Names of Principal Suppliers of Content on Our Web Site

The list of people who have agreed to provide content to NewsGurus.com is increasing rapidly. Writers are being contacted as quickly as possible and are asked to sign non-disclosure statements.

Those persons who have negotiated contracts to supply content to NewsGurus, as of May 15, 2000, are:

o        Chris Bunka (exclusive)                                          Various Investing
o        CanStock   (four editors and four newsletters - all exclusive)   Various Investing
o        Eric Dany (exclusive)                                            Mutual Funds
o        Andrew Davlin                                                    Aquaculture Investing
o        Sudhir Khanna (exclusive)                                        Various Investing
o        Vivian Lewis (some exclusive)                                    International Investing
o        Robert Macallister (exclusive)                                   Various Investing
o        Jay Taylor (exclusive)                                           Various Investing
o        Don Wilcox (some exclusive)                                      Currency Specialist
o        William Thomson (some exclusive)                                 Asian Institutional Investing

(About 30 articles per week, in total, from 13 writers and 13 newsletters.)

The combined total paid (15,500) and unpaid (16,000) circulation of the above-noted content providers is over 31,500 per month. In addition, the above writers have lists of users who have sampled their publication in the past or who were previous subscribers. This list is estimated to be three times the size of the paid list.

These editors already justify the viability of NewsGurus.com. As the Website gains in popularity and exposure, and as the result of focused recruitment by management, the list of content providers will grow quickly. When combined with staff writers and reporters, and with exclusive content provided by associated companies, the NewsGurus reach becomes even more compelling.

Estimate of the Amount Spent During Each of the Two Last Fiscal Years on Research and Development Activities

There were no relevant expenses in the fiscal years ending June 30, 1998 or June 30, 1999. Since June 30, 1999, the Company has incurred expenses of some $104,000 in the development of its website and business plan.

Number of Total Employees and Number of Full Time Employees

Beginning on April 1, 2000 the Company engaged Chris Bunka and Sudhir Khanna as full-time paid consultants to the company. Mr. Bunka has worked on the Newsgurus project without compensation since May, 1999. Mr. Khanna has worked full-time on the Newsgurus project without compensation since July, 1999.

Beginning in November, 1999, the Company engaged the services of Nebular Research and Development Co. of Toronto, Canada. Nebular was chosen to construct the Newsgurus website under the direction of Sudhir Khanna. Nebular typically has devoted four full-time persons to the Newsgurus project. There are no other direct or indirect employees of the Company.

The Company expects, over the next 12 months, to hire as many as twelve persons in positions of direct employment, sub-contractual relationships, and full-time consultants. These positions will include but will not be limited to: Chief Operating Officer; computer programmers; secretarial and back-office personnel; editors; and, copy writers.

Material Contracts

The Company has one material contract which it has entered into outside the ordinary course of business. The Company is a party to a financing and management agreement dated March 1, 2000 (the "Financing Agreement") which was entered into between our company and Canalaska Ventures Ltd. of 626 West Pender Street, Mezzanine Floor, Vancouver, British Columbia, V6B 1V9 ("Canalaska").

Canalaska is a publicly traded company listed on the Canadian Venture Exchange under the trading symbol "CVV" and is also quoted on the NASD OTC Bulletin Board under the symbol "CVVLF". Canalaska is in the business of financing information technology and software development companies. Under the Financing Agreement, Canalaska has an option to finance the Company in three phases.

Canalaska has already completed Phase 1 financing of the Company by advancing the Company $100,000 as a loan convertible into shares of the Company at $0.25 per share. Completion of the Phase 1 financing has entitled Canalaska to 400,000 warrants exercisable into 400,000 common shares of the Company at $1.30 per share for two years expiring May 24, 2002. In the event

Canalaska does not convert the Phase 1 financing into common shares of the Company, the loan of $100,000 will carry an interest rate of 7% per annum and is repayable on March 1, 2001.

The Phase 2 financing is for a potential maximum investment of $440,000 at $0.40 per share which would result in the issuance of 1,100,000 common shares. Upon completion of the Phase 2 investment, Canalaska will also have earned the right to a 51% interest in a new joint venture company that is 49% owned by the Company, tentatively called EuroNewsGurus. Each share subscribed for under the Phase 2 financing earns Canalaska one warrant to acquire one additional common share of the Company at $1.30 per share for a two year period. The Phase 2 investment schedule is as follows:

         -        $50,000 - 30 days after the Approval Date (1) ;
         -        $50,000 - 60 days after the Approval Date;
         -        $50,000 - 90 days after the Approval Date;
         -        $50,000 - 120 days after the Approval Date;
         -        $50,000 - 150 days after the Approval Date;
         -        $50,000 - 180 days after the Approval Date;
         -        $50,000 - 210 days after the Approval Date;
         -        $50,000 - 240 days after the Approval Date;
         -        $50,000 - 270 days after the Approval Date;

(1) Approval Date is defined as the date the Financing Agreement is approved by the Canadian Venture Exchange.

The Phase 3 financing contemplates Canalaska exercising all 1.5 million warrants which it receives in the Phase 1 and Phase 2 financings at $1.30 per share. This would generate additional investment in the Company of $1,950,000.

Funds provided in the Phase 1 and Phase 2 financings will be used to complete a beta version of the Company's web site and to complete a full commercial version of the web site and a suite of products and services. The Company will also use the funds to conduct marketing, sales and general operations of the Company to advance the business plan.

If Canalaska completes financing Phases 1, 2 and 3 in their entirety, the Company will issue an additional 3,000,000 common shares at an average price of $0.83 per share. These shares will be restricted from trading.

Reports to Security Holders

Our company will send an annual report with audited financial statements to our shareholders. We are a reporting company and file reports with the Securities and Exchange Commission including Form 8K's, Form 10KSB's and Form 10QSB's.

Members of the public may read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Members of the public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding reporting issuers that file electronically with the SEC. Electronically filed reports may be viewed by visiting the SEC website at http://www.sec.gov. You may visit the Company's web site at www.newsgurus.com.

                                PLAN OF OPERATION

Before the appointment of Chris Bunka and Sudhir Khanna as management in May and July, 1999, the Company had no operating history. There had been no operating revenue and only minor expenses. Since the appointment of Mr. Bunka and Mr. Khanna the company has raised certain funds and begun procedures to construct the Newsgurus.com website.

At this point there can be no assurances that the Company is capable of raising sufficient funds to complete the execution of the Newsgurus.com business plan.

Corporate operations commenced during May, 2000 with the launch of the www.newsgurus.com website which is capable of processing customer transactions. This beta-version website has substantial e-commerce capabilities allowing users to select and purchase specified content contained within the website database, including but not limited to individual pay-per-view content; monthly subscriptions; user-selected personalized electronic magazines; and, more.

The Company will pursue partnerships and relationships with on-line entities that are capable and interested in purchasing bulk quantities of the Company's content for distribution to others. Wider distribution of content and material appearing at the website can help the Company increase its revenues while raising awareness of the www.newsgurus.com website among others who might not otherwise be aware of the website.

The Company intends to eventually publish a monthly magazine to be distributed by traditional methods such as newspaper inserts, etc, as a way of attracting a wider audience for the NewsGurus content. If successful, this will produce another revenue stream for the company through magazine subscriptions and magazine advertising, while granting the Company a vehicle in which to market its website. The goal of the magazine would be to popularize the content appearing at the website, and to promote the NewsGurus brand, while at the same time collecting revenue from magazine advertisers that will help offset the costs of this marketing channel. The Company expects that some of the magazine readers will be attracted to participate at the www.newsgurus.com website to meet their needs of more timely content delivery.

The Company must raise additional funds in order to execute its business plan to the extent and within the timelines anticipated. The company does not currently have sufficient funds to do this. The Company anticipates that it will require $4 million, in addition to revenues it will produce from the website, in order to execute its business plan within the next 12 months.

However, the company can function at a reduced level for a period of 12 months based on funds already raised and on funding agreements already completed. Although this reduced level of funding will not permit aggressive deployment of the business plan, it will allow basic operation of the website and of corporate activities.

Continual development of the website is required. Ongoing development costs can be substantial and will be necessary in order to compete in the marketplace. The beta-version website requires manual database indexing of submitted content, for example. Automated database index systems are available and will be implemented in future versions of the website. This is just one of many features and systems that will make the website and the company competitive within its marketplace.

Assuming it is able to raise sufficient funds, the company expects to spend $600,000 on computer hardware and software, and a further $750,000 on website development, in order to properly pursue its business plan. Computer hardware includes servers, routers and other communications equipment to house and distribute the website content. Computer software includes commercial software packages in the fields of communications, data management, database mining, automated database indexing, and more.

Website development costs of an anticipated $750,000 include all costs of customized and proprietary code-writing, including project management costs. These initiatives are expected to result in an advanced website with extensive customer management and processing capabilities; user-friendly content submission features; data mining and list management tools; interactive content request features; and, more.

The Company must rely on a substantial number of users availing themselves of the content and features available at the website. To this end it is in the Company's best interests to build a useful, informative, and attractive website that will attract initial interest from users, and continue to hold that interest over time.

The Company intends to launch an extensive marketing program using both traditional and new media as its forums. If the Company is able to raise sufficient funds then it plans to spend $1,500,000 over the next twelve months on this marketing program. This will be sufficient to launch and operate a controlled circulation magazine that will market the NewsGurus website and brand; launch Internet-based marketing and awareness initiatives; conduct marketing campaigns using traditional media such as print and radio; and participate in investment conferences and trade shows as required.

On April 1, 2000 the Company engaged Chris Bunka and Sudhir Khanna as full-time paid consultants to the company. Mr. Bunka has worked on the Newsgurus project without compensation since May, 1999. Mr. Khanna has worked full-time on the Newsgurus project without compensation since July, 1999.

Beginning in November, 1999, the Company engaged the services of Nebular Research and Development Co. of Toronto, Canada. Nebular was chosen to construct the Newsgurus website under the direction of Sudhir Khanna. Nebular typically has devoted four full-time persons to the Newsgurus project. There are no other direct or indirect employees of the Company.

The Company expects, over the next 12 months, to hire as many as twelve persons in positions of direct employment, sub-contractual relationships, and full-time consultants. These positions will include but will not be limited to: Chief Operating Officer; computer programmers; secretarial and back-office personnel; editors; and, copy writers.

                             DESCRIPTION OF PROPERTY

The Company maintains a Canadian office at 5774 Deadpine Drive, Kelowna, British Columbia, Canada. This office is provided on a rent free basis to the Company by its President, Mr. Chris Bunka. Currently, the Company's principal asset is its URL www.newsgurus.com and the intellectual property and publications comprising that web site. The Company owns no other material properties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 29, 2000 by (i) each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group.

                            NAME AND ADDRESS                 AMOUNT AND NATURE              PERCENT
TITLE OF CLASS              OF BENEFICIAL OWNER              OF BENEFICIAL OWNER            OF CLASS
--------------              -------------------              -------------------            --------
$.001 Par Value             Christopher Bunka (1)            President and Director         33.6%
Common Stock                5774 Deadpine Drive              3,025,000 common shares
                            Kelowna, B.C.
                            V1P 1A3

$.001 Par Value             Sudhir Khanna (1)                Secretary and Director         11.4%
Common Stock                Suite 808                        1,025,000 common shares
                            73 Widdicombe Hill Blvd.
                            Etobicoke, Ontario
                            M9R 4B3

$.001 Par Value             Devinder Randhawa                                               5.5%
Common Stock                104 - 1456 St. Paul Street       500,000 common shares
                            Kelowna, B.C.
                            V1Y 2E6

(1) Messrs. Bunka and Khanna hold options and warrants which entitle them to acquire an additional 600,000 and 450,000 common shares of the Company respectively. See also "Selling Stockholders" and "Market for Common Equity and Related Stockholder Matters".

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. We are not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and principal executive officers of the Company are as specified on the following table:

NAME                           AGE           POSITION
----                           ---           --------

Christopher Bunka              37            Director, President
Sudhir Khanna                  35            Director, Secretary

Biographical Information on our Officers and Directors:

CHRISTOPHER BUNKA, DIRECTOR AND PRESIDENT

Mr. Bunka has been a director of the Company since 1999. Mr. Bunka is not a director of any other reporting companies.

Mr. Bunka brings entrepreneurial spirit to the business world and has founded and managed successful small businesses in the USA and Canada. He interrupted his MBA studies to pursue business interests. From 1980 until 1990, Mr. Bunka was employed in the construction and development fields. Since 1990 he has provided executive management and operational services as an independent consultant to start-up companies.

Since 1996 Chris Bunka has been editor of the Outsider's Overture group of publications that specializes in identifying economic trends that might benefit specific investment sectors. Mr. Bunka has been quoted in many international publications in the USA and Canada and has written articles for several magazines.

In 1998 Mr. Bunka wrote and published "The Outsider's Guide to Speculative Stocks", a "how to" book designed to aid investors in building a logical approach to discovering temporarily undervalued investment sectors.

Since 1998, Chris Bunka has presented weekly radio commentary and has also appeared on local and national television. He has developed an intense, seven-hour workshop on strategic investing, focusing on the inter-relationships between global economics, investor sentiment, and the equity markets.

Through the analysis of scores of technology companies and meetings and discussions with their executive teams, Mr. Bunka understands the broad implications of new media. He believes that start-up companies can become empowered to a degree never possible before the creation of the Internet.

SUDHIR KHANNA, DIRECTOR AND SECRETARY

Mr. Khanna has been a director of the Company since 1999. Mr. Khanna was elected to the board of directors of Latitude Minerals Corp., symbol "LTU" on the Canadian Venture Exchange on April 11, 2000.

Sudhir Khanna is a Professional Engineer having graduated with First Class Honours in Systems Design Engineering in 1989 from the University of Waterloo. He also has a minor in Statistics and Management Sciences.

Beginning in January, 1992, and until 1997, Mr. Khanna developed the policy framework in the areas of Sewage Biosolids, Hazardous Waste, and Recycling for the Province of Ontario, Canada. He also modeled, evaluated, funded, and managed approximately 80 projects dealing with Ontario recycling infrastructure with a budget of more than $20 million.

Mr. Khanna has also worked as an independent consultant since 1992 and continuing until the present day, completing work with Procter & Gamble, Scarborough Board of Education, the Province of Ontario and award-winning work for IBM.

In January, 1997, Mr. Khanna launched The Resource Indicator, a successful investment publication. Mr. Khanna is both the Editor and the publisher of the newsletter, since renamed eKHANNA, and has been successful in increasing the letter's exposure by creating mutually beneficial partnerships with content providers. He has also been invited to speak at investment conferences and quoted in resource related journals.

Mr. Khanna is overseeing the development of our web-site.

There are no family relationships among the directors or executive officers of the Company.

No director or executive officer of the Company has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer of the Company has been convicted of a criminal offence or is the subject of a pending criminal proceeding. No director or executive officer of the Company has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No director or officer of the Company has been found by a court to have violated a federal or state securities or commodities law.

         EXECUTIVE COMPENSATION - REMUNERATION OF DIRECTORS AND OFFICERS

Any compensation received by officers, directors, and management personnel of the Company will be determined from time to time by our Board of Directors. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

Beginning April 1, 2000, C.A.B. Financial Services Ltd., a private company wholly owned by Chris Bunka, will receive fees of US$2,500 per month as a management fee for services provided. At such time that the Company has raised a cumulative total of US$1,000,000 in equity financing, this fee will be raised to US$5,000 per month.

Beginning April 1, 2000, S.K. Services Ltd., a private company wholly owned by Sudhir Khanna, will receive fees of US$1,750 per month as a management fee for services provided. At such time that the Company has raised a cumulative total of US$1,000,000 in equity financing, this fee will be raised to US$3,500 per month.

Mr. Bunka has been granted options to acquire 400,000 shares of our common stock and Mr. Khanna has been granted options to acquire 200,000 shares of our common stock at $1.00 per share. These options expire February 1, 2005.

Other than as described above, none of our company's directors or officers receive any other compensation for their services.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company acquired its Newsgurus.com URL and the business plan which it is developing from Gurus International Corp., a private Nevada company which was owned by Mr. Chris Bunka and Mr. Sudhir Khanna. Messrs. Bunka and Khanna were subsequently elected to the Company's board of directors and appointed President and Secretary respectively. Mr. Bunka and Mr. Khanna are responsible for developing the Company's business plan. Mr. Bunka owned 297,500 shares of Gurus International Corp. and Mr. Khanna owned 52,500 shares of Gurus International Corp. In consideration for selling these share positions to the Company, Mr. Bunka received 2,975,000 shares of the Company and Mr. Khanna received 525,000 shares of the Company.

Christopher Bunka and Sudhir Khanna were appointed directors of the Registrant on November 20, 1999. Both Mr. Bunka and Mr. Khanna abstained from voting on the motion by the Registrant's Board of Directors to acquire GIC. The acquisition of GIC was approved by the disinterested directors of our company, Mr. Dev Randhawa and Mr. Ron Schlitt after reviewing the business plan for GIC and considering the experience of Mr. Bunka and Mr. Khanna in the investment newsletter industry.

                                LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for the Company's securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price

Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, stating the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, before any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Holders

The following table sets forth the number of shares of our common stock which may be offered for sale from time to time by the Selling Stockholders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the Selling Stockholders. None of the Selling Stockholders has held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Stockholders had or have any material relationship with the Company.

---------------------------------------------------------------------------------------
NAME OF STOCKHOLDER AND/OR OPTION          NUMBER OF              NUMBER OF SHARES
HOLDER                                       SHARES              ISSUABLE UPON THE
                                         CURRENTLY HELD         EXERCISE OF OPTIONS
                                                                    OR WARRANTS
---------------------------------------------------------------------------------------
Dev Randhawa                                 500,000                       N/A
(former director)
---------------------------------------------------------------------------------------
Dave Ward                                    343,000                       N/A
---------------------------------------------------------------------------------------
Bob Hemmerling                               343,000                       N/A
---------------------------------------------------------------------------------------
Scott Mundell                                343,000                       N/A
---------------------------------------------------------------------------------------
Phil Morehouse                               343,000                       N/A
---------------------------------------------------------------------------------------
Richard Newbury                              343,000                       N/A
---------------------------------------------------------------------------------------
Gurbakash Randhawa                           343,000                       N/A
---------------------------------------------------------------------------------------
Kate Himsworth                               343,000                       N/A
---------------------------------------------------------------------------------------
Phil Mudge                                   343,000                       N/A
---------------------------------------------------------------------------------------
Chris Bunka                                3,075,000                   600,000
(President and Director)
---------------------------------------------------------------------------------------
Sudhir Khanna                              1,025,000                   450,000
(Secretary and Director)
---------------------------------------------------------------------------------------
Dave Abercrombie                              62,500                       N/A
---------------------------------------------------------------------------------------
Agorot Ltd.                                  218,000                   118,000
---------------------------------------------------------------------------------------
H. Roderick Anderson                           5,000                       N/A
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Canadian Gravity Recovery                     10,000                       N/A
---------------------------------------------------------------------------------------
Francis Biscan                                20,000                       N/A
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Cal Bunka                                    145,000                       N/A
---------------------------------------------------------------------------------------
Gloria Czegledi                               20,000                       N/A
---------------------------------------------------------------------------------------
Eric Dany                                    148,500                   148,500
---------------------------------------------------------------------------------------
Andrew Davlin                                 60,000                    60,000
---------------------------------------------------------------------------------------
Navdeep Dhaliwal                              10,000                       N/A
---------------------------------------------------------------------------------------
Mandeep Dhaliwal                              10,000                       N/A
---------------------------------------------------------------------------------------
Chris Dougans                                 20,000                       N/A
---------------------------------------------------------------------------------------
Valerie Dougans                               20,000                       N/A
---------------------------------------------------------------------------------------
Irene Dougans                                 20,000                       N/A
---------------------------------------------------------------------------------------
Shamila Gupta                                 40,000                       N/A
---------------------------------------------------------------------------------------
Susan Herunter                                20,000                       N/A
---------------------------------------------------------------------------------------
Samir Khanna                                  20,000                       N/A
---------------------------------------------------------------------------------------
Cheryl A. Lane                               100,000                       N/A
---------------------------------------------------------------------------------------
Leif Corp.                                    70,000                    35,000
---------------------------------------------------------------------------------------
Robert McAllister                            100,000                   200,000
---------------------------------------------------------------------------------------
Monaco Investment Corp.                       40,000                       N/A
(Darcy Higgs)
---------------------------------------------------------------------------------------
Menace Capital Corp.                          20,000                       N/A
(Dennis Higgs)
---------------------------------------------------------------------------------------
Nebular Vision R&D Inc.                       20,000                       N/A
John Crispo, Ruey Seng Li
Toomas Karmo, David
McCarthy, Donald Wong,
Dave Ng
---------------------------------------------------------------------------------------
Rajkumar Singh                                20,000                       N/A
---------------------------------------------------------------------------------------
Ross Smyth                                    60,000                       N/A
---------------------------------------------------------------------------------------
Syntropy Inc.                                 25,000                       N/A
---------------------------------------------------------------------------------------
Bob Stranks                                    5,000                       N/A
---------------------------------------------------------------------------------------
Jay Taylor                                   125,000                   125,000
---------------------------------------------------------------------------------------
Don Wilcox                                   147,000                   147,000
---------------------------------------------------------------------------------------
Christine Lundahl                              5,000                       N/A
---------------------------------------------------------------------------------------
Canstock (Al Budai)                          360,000                   360,000
---------------------------------------------------------------------------------------
TOTAL:                                     9,290,000                 2,243,500
---------------------------------------------------------------------------------------

Penny Stock Regulation

"Penny" Stock Regulation of Broker-Dealer Sales of Company Securities. For transactions covered by Rule 15g-9 under the '34 Act, a broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1
(ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS ; (iii) that has a price of five dollars or more or
 . . . . (iv)  whose  issuer  has net  tangible  assets in  excess of  $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities.

Dividends

We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

Our transfer agent is The Nevada Agency and Trust Company of Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada, 89501.

                         DETERMINATION OF OFFERING PRICE

There is no public market for our common stock. The offering price of $2.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         Estimates of our business potential
         Our limited financial resources
         The amount of equity desired to be retained by present shareholders The amount of dilution to the public
         The general condition of the securities markets

We became a reporting company on or about November 20, 1999, the effective date of the Registration Statement on Form 10-SB which we filed with the Securities and Exchange Commission on September 21, 1999. Our common stock offered by the Selling Stockholders has already been issued by us, or will be outstanding after the exercise of options or warrants. The Selling Stockholders may from time to time sell their common stock on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. Our common stock may be sold directly or through brokers or dealers. The purchase prices paid by officers, directors, promoters and affiliated persons for our common stock purchased by them, or which they have rights to purchase, or which they acquired by means of related party transactions, are specified in this Prospectus under the captions "Security Ownership of Certain Beneficial Owners and Management", "Organization Within Last Five Years", and "Certain Relationships and Related Transactions".

                              SELLING STOCKHOLDERS

The following table sets forth the number of shares of our common stock which may be offered for sale from time to time by the Selling Stockholders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the Selling Stockholders or which may be acquired by the Selling Stockholders on the exercise of options or warrants. None of the Selling Stockholders has held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Stockholders had or have any material relationship with the Company.

---------------------------------------------------------------------------------------
NAME OF STOCKHOLDER AND/OR OPTION          NUMBER OF              NUMBER OF SHARES
HOLDER                                       SHARES              ISSUABLE UPON THE
                                         CURRENTLY HELD         EXERCISE OF OPTIONS
                                                                    OR WARRANTS
---------------------------------------------------------------------------------------
Dev Randhawa                                 500,000                       N/A
(former director)
---------------------------------------------------------------------------------------
Dave Ward                                    343,000                       N/A
---------------------------------------------------------------------------------------
Bob Hemmerling                               343,000                       N/A
---------------------------------------------------------------------------------------
Scott Mundell                                343,000                       N/A
---------------------------------------------------------------------------------------
Phil Morehouse                               343,000                       N/A
---------------------------------------------------------------------------------------
Richard Newbury                              343,000                       N/A
---------------------------------------------------------------------------------------
Gurbakash Randhawa                           343,000                       N/A
---------------------------------------------------------------------------------------
Kate Himsworth                               343,000                       N/A
---------------------------------------------------------------------------------------
Phil Mudge                                   343,000                       N/A
---------------------------------------------------------------------------------------
Chris Bunka                                3,075,000                   600,000
(President and Director)
---------------------------------------------------------------------------------------
Sudhir Khanna                              1,025,000                   450,000
(Secretary and Director)
---------------------------------------------------------------------------------------
Dave Abercrombie                              62,500                       N/A
---------------------------------------------------------------------------------------
Agorot Ltd.                                  218,000                   118,000
---------------------------------------------------------------------------------------
H. Roderick Anderson                           5,000                       N/A
---------------------------------------------------------------------------------------
Canadian Gravity Recovery                     10,000                       N/A
(Harry Barr)
---------------------------------------------------------------------------------------
Francis Biscan                                20,000                       N/A
---------------------------------------------------------------------------------------
Cal Bunka                                    145,000                       N/A
---------------------------------------------------------------------------------------
Gloria Czegledi                               20,000                       N/A
---------------------------------------------------------------------------------------
Eric Dany                                    148,500                   148,500
---------------------------------------------------------------------------------------
Andrew Davlin                                 60,000                    60,000
---------------------------------------------------------------------------------------
Navdeep Dhaliwal                              10,000                       N/A
---------------------------------------------------------------------------------------
Mandeep Dhaliwal                              10,000                       N/A
---------------------------------------------------------------------------------------
Chris Dougans                                 20,000                       N/A
---------------------------------------------------------------------------------------
Valerie Dougans                               20,000                       N/A
---------------------------------------------------------------------------------------
Irene Dougans                                 20,000                       N/A
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Shamila Gupta                                 40,000                       N/A
---------------------------------------------------------------------------------------
Susan Herunter                                20,000                       N/A
---------------------------------------------------------------------------------------
Samir Khanna                                  20,000                       N/A
---------------------------------------------------------------------------------------
Cheryl A. Lane                               100,000                       N/A
---------------------------------------------------------------------------------------
Leif Corp.                                    70,000                    35,000
---------------------------------------------------------------------------------------
Robert McAllister                            100,000                   200,000
---------------------------------------------------------------------------------------
Monaco Investment Corp.                       40,000                       N/A
(Darcy Higgs)
---------------------------------------------------------------------------------------
Menace Capital Corp.                          20,000                       N/A
(Dennis Higgs)
---------------------------------------------------------------------------------------
Nebular Vision R&D Inc.                       20,000                       N/A
John Crispo, Ruey Seng Li,
Toomas Karmo, David
McCarthy, Donald Wong,
Dave Ng
---------------------------------------------------------------------------------------
Rajkumar Singh                                20,000                       N/A
---------------------------------------------------------------------------------------
Ross Smyth                                    60,000                       N/A
---------------------------------------------------------------------------------------
Syntropy Inc.                                 25,000                       N/A
---------------------------------------------------------------------------------------
Bob Stranks                                    5,000                       N/A
---------------------------------------------------------------------------------------
Jay Taylor                                   125,000                   125,000
---------------------------------------------------------------------------------------
Don Wilcox                                   147,000                   147,000
---------------------------------------------------------------------------------------
Christine Lundahl                              5,000                       N/A
---------------------------------------------------------------------------------------
Canstock (Al Budai)                          360,000                   360,000
---------------------------------------------------------------------------------------
TOTAL                                      9,290,000                 2,243,500
---------------------------------------------------------------------------------------

(1) After the offering by the Company assuming all units are sold and all outstanding options and warrants are exercised (fully diluted basis), Mr. Randhawa will own 3.2%; Mr. Bunka will own 23.6% and Mr. Khanna will own 9.5% of the Company's common shares.

                            DESCRIPTION OF SECURITIES

The Company is authorized to issue 75,000,000 shares consisting of 50,000,000 shares of common stock having a par value of $0.001 per share and 25,000,000 shares of Preferred Stock having a par value of $0.001 per share and the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

         Preferred Shares

         The Company may divide and issue the Preferred Shares into series. Preferred Shares of each series, when issued, shall be designated to distinguish them from the shares of all other series of the class of Preferred Shares. The Board of Directors is vested with authority to fix and determine the relative rights and preferences of the shares of any such series so established to the fullest extent permitted by the Articles of Incorporation and Nevada Revised Statutes in respect to the following:

         (a) the number of shares to constitute each series, and their distinctive designations;

         (b) the rate and preference of dividend, if any, the time of payment of dividend, whether dividends are cumulative and the date from which any dividend shall accrue;

         (c) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

         (d) the amount payable on shares in the event of involuntarily liquidation;

         (e) the amount payable on shares in the event of voluntary liquidation;

         (f) sinking fund or other provisions, if any, for the redemption or purchase of shares;

         (g) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

         (h)      voting powers, if any; and

         (i) any other relative rights and preferences of shares of each series, including, without limitation, any restriction on an increase in the number of shares of any series authorized and any limitation or restriction of rights or powers to which shares of any further series are subject.

         Common Shares

         (a) The rights of holders of the Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation are subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of the Preferred Shares.

         (b) The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders entitled to vote.

         Dividend Policy

         We have never declared or paid a cash dividend on our capital stock and we do not expect to pay cash dividends on our common stock in the future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at our discretion and subject to any restrictions that may be imposed by our lenders.

                        SHARES ELIGIBLE FOR FUTURE RESALE

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

Upon completion of this offering and assuming exercise of all warrants forming part of the Units, we will have 15,533,500 shares outstanding. The 4,000,000 shares sold in this offering and the 11,533,500 shares offered for sale to the public by the Selling Stockholders will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates" of Newsgurus.com, Inc., as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. Sales of outstanding shares to residents of certain states or jurisdictions may only be effected by registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.

                      WHERE CAN YOU FIND MORE INFORMATION?

We are a reporting company and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on September 21, 1999. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement and as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement an its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                              PLAN OF DISTRIBUTION

The 2,000,000 units being offered at $2.00 per unit by the Company will be sold by management of the Company in jurisdictions where the shares are qualified for sale. The Company will not employ any underwriters to assist in the sale of its shares. If necessary the Company will pay finder's fees to parties who may assist in the sale of the Company's shares. In the event the Company elects to engage a professional underwriter, we will file an amendment to this prospectus disclosing terms of the engagement.

The Selling Stockholders may sell all or a portion of their common stock in the over-the-counter market, or on any other national securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. Their common stock may be sold directly or through brokers or dealers. The methods by which the common stock may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer will attempt to sell the common stock as agent but may buy and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this

Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. Brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive commissions from the purchasers.

In connection with the distribution of the common stock, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of our common stock. The Selling Stockholders (except for officers and directors of the Company) may also sell their common stock and redeliver their common stock to close out their short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of their common stock. The Selling Stockholders may also lend or pledge their common stock to a broker-dealer and the broker-dealer may sell their common stock so lent or, upon a default, the broker-dealer may sell the pledged shares. In addition to the foregoing, the Selling Stockholders may enter into, from time to time, other types of hedging transactions.

The Selling Stockholders and any broker-dealers participating in the distributions of the our common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any profit on the sale of our common stock by the Selling Stockholders, and any commissions or discounts given to any such broker-dealer, may be deemed to be underwriting commissions or discounts pursuant to the Securities Act of 1933.

Our common stock may also be sold under Rule 144 of the Securities Act of 1933 beginning one year after the shares of our common stock were issued, provided such date is at least 90 days after the date of this Prospectus.

The Company has filed the Registration Statement, of which this Prospectus forms a part, for the sale of 2,000,000 shares by the Company and the sale of the Selling Stockholders' shares of our common stock. We can give no assurance that the Selling Stockholders will sell any or all of the shares of our common stock.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock offered by this Prospectus may not simultaneously engage in market making activities for our common stock during the applicable "cooling off" periods before the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934.

The Company will pay all of the expenses incident to the offering and sale of the Selling Stockholders' common stock, other than commissions, discounts and fees of underwriters, dealers or agents.

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Antoine Devine of Evers & Hendrickson. LLP of San Francisco, California.

                                     EXPERTS

Our financial statements as of the period ended February 29, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Davidson & Company, independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article XIII of our Bylaws sets forth certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification. See Exhibit 3.3 hereto.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Bylaws provide for the indemnification of directors and officers to the full extent permitted by Nevada law.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising pursuant to the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

                              FINANCIAL STATEMENTS

The following financial statements are attached to this report and filed as a part of this Registration Statement.

Table of Contents - February 29, 2000 Financial Statements.............................................F-2
Independent Auditor's Report...........................................................................F-3
Balance Sheet as of February 29, 2000..................................................................F-4
Statement of Operations as of February 29, 2000........................................................F-5
Statement of Cash Flow as of February 29, 2000.........................................................F-6
Statement of Shareholders' Equity as of February 29, 2000..............................................F-7
Notes to Financial Statements as of February 29, 2000..................................................F-8

                               NEWSGURUS.COM, INC.
                          (A Development Stage Company)

                        Consolidated Financial Statements

                                FEBRUARY 29, 2000


                               NEWSGURUS.COM, INC.

                                TABLE OF CONTENTS


Independent Auditor's Report...........................................................................F-3

Financial Statements

Balance Sheet..........................................................................................F-4

Statement of Operations................................................................................F-5

Statement of Cash Flow.................................................................................F-6

Statement of Shareholders' Equity......................................................................F-7

Notes to Financial Statements..................................................................F-8 to F-15

                         [DAVIDSON & COMPANY LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of NewsGurus.Com, Inc.
(A Development Stage Company)


We have audited the consolidated balance sheet of NewsGurus.Com, Inc. (A Development Stage Company) as at February 29, 2000 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the eight month period then ended and the period from incorporation on May 16, 1997 to February 29, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at February 29, 2000 and the results of its operations, changes in stockholders' equity and its cash flows for the eight month period then ended and the period from incorporation on May 16, 1997 to February 29, 2000 in accordance with generally accepted accounting principles in the United States.

The audited financial statements as at June 30, 1999 and 1998 and for the years then ended were examined by other auditors who expressed an opinion without reservation on those statements in their report dated August 26, 1999.

The accompanying consolidated financial statements have been prepared assuming that NewsGurus.Com, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants

April 5, 2000

NEWSGURUS.COM, INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET

===============================================================================================================================
                                                                                                 February 29,        June 30,
                                                                                                         2000            1999
-------------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
    Cash and cash equivalents                                                                  $       42,674  $           -
                                                                                               --------------  -------------

    Total current assets                                                                               42,674              -

CAPITAL ASSETS (Note 4)                                                                                 2,556              -

WEB SITE DEVELOPMENT COSTS (Note 5)                                                                    47,973              -
                                                                                               --------------  --------------

                                                                                               $       93,203  $           -
===============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
         Accounts payable and accrued liabilities                                              $       31,981  $           235
                                                                                               --------------  ---------------

       Total current liabilities                                                                       31,981              235
                                                                                               --------------  ---------------


STOCKHOLDERS' EQUITY
    Capital stock (Note 7)
       Authorized
              50,000,000  common shares with a par value of $0.001
              25,000,000  preferred shares with a par value of $0.001
       Issued and outstanding
               9,011,500  common shares (June 30, 1999 - 7,000,000 common shares)                       9,012           7,000

    Additional paid in capital                                                                        108,663           (6,500)
    Deficit accumulated during the development stage                                                  (56,453)            (735)
                                                                                               --------------  ---------------

                                                                                                       61,222             (235)
                                                                                               --------------  ---------------

                                                                                               $       93,203  $            -
===============================================================================================================================

HISTORY AND ORGANIZATION OF THE COMPANY (Note 1)
COMMITMENT (Note 10)
SUBSEQUENT EVENT (Note 16)


ON BEHALF OF THE BOARD:



/s/ Chris Bunka, Director                       /s/ Sudhir Khanna, Director
------------------------------------            --------------------------------



   The accompanying notes are an integral part of these financial statements.

NEWSGURUS.COM, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

==============================================================================================================================
                                                                Period From
                                                                    May 16,
                                                                       1997      Eight Month
                                                            (Incorporation)     Period Ended      Year Ended       Year Ended
                                                            to February 29,     February 29,        June 30,         June 30,
                                                                       2000             2000            1999             1998
------------------------------------------------------------------------------------------------------------------------------
EXPENSES
    Amortization                                            $           207  $           207  $           -   $            -
    Bank charges                                                         49               49              -                -
    Licences and fees                                                   235               -              235               -
    Office and miscellaneous                                            611              111              -                -
    Professional fees                                                53,283           53,283              -                -
    Telephone                                                            26               26              -                -
    Travel and promotion                                              2,042            2,042              -                -
                                                            ---------------  ---------------  --------------  --------------

LOSS FOR THE PERIOD                                         $       (56,453) $       (55,718) $         (235) $            -
==============================================================================================================================


BASIC AND DILUTED LOSS PER SHARE                                             $        (0.01)  $        (0.01) $            -
==============================================================================================================================


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                      5,128,058       7,000,000        7,000,000
==============================================================================================================================

















   The accompanying notes are an integral part of these financial statements.

NEWSGURUS.COM, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

===============================================================================================================================
                                                                 Period From
                                                                     May 16,
                                                                        1997      Eight Month
                                                             (Incorporation)     Period Ended      Year Ended       Year Ended
                                                             to February 29,     February 29,        June 30,         June 30,
                                                                        2000             2000            1999             1998
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                      $       (56,453) $       (55,718) $         (235) $            -
    Items not affecting cash:
       Amortization                                                      207              207              -                -
       Stock issued for services                                       4,000            3,500              -                -

    Changes in non-cash working capital items:
       Increase in accounts payable                                   31,981           31,746             235               -
                                                             ---------------  ---------------  --------------  --------------

         Net cash used in operating activities                       (20,265)         (20,265)             -                -
                                                             ---------------  ---------------  --------------  --------------


CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock                                            113,675          113,675              -                -
                                                             ---------------  ---------------  --------------  --------------

Net cash provided by financing activities                            113,675          113,675              -                -
                                                             ---------------  ---------------  --------------  --------------


CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of capital assets                                         (2,763)          (2,763)             -                -
Web site development costs                                           (47,973)         (47,973)             -                -
                                                             ---------------  ---------------  --------------  --------------

Net cash used in investing activities                                (50,736)         (50,736)             -                -
                                                             ---------------  ---------------  --------------  --------------


CHANGE IN CASH POSITION DURING THE PERIOD                             42,674           42,674              -                -


CASH POSITION, BEGINNING OF THE PERIOD                                    -                -               -                -
                                                             ---------------  ---------------  --------------  --------------


CASH POSITION, END OF THE PERIOD                             $        42,674  $        42,674  $           -   $            -
===============================================================================================================================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 12)




   The accompanying notes are an integral part of these financial statements.

NEWSGURUS.COM, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

==============================================================================================================================
                                                                                                     Deficit
                                                                                                 Accumulated
                                                                                                      During
                                                     Common Stock                Additional              the            Total
                                           ---------------------------------        Paid in      Development    Stockholders'
                                                    Shares           Amount         Capital            Stage           Equity
------------------------------------------------------------------------------------------------------------------------------
BALANCE, MAY 16, 1997                                  -    $           -    $           -   $           -    $           -

    Common stock issued for services            7,000,000           7,000           (6,500)              -               500

    Loss for the period                                -                -                -            (500)             (500)
                                           --------------    -------------    -------------   --------------   --------------


BALANCE, JUNE 30, 1997 AND 1998                 7,000,000            7,000           (6,500)           (500)              -

    Loss for the period                                -                -                -             (235)            (235)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, JUNE 30, 1999                          7,000,000            7,000           (6,500)           (735)            (235)

    Common stock issued to acquire
      subsidiary                                3,500,000            3,500           (3,500)              -                -

    Common stock issued for cash                1,147,500            1,148           60,027               -           61,175

    Common stock issued for cash                  278,000              278           13,622               -           13,900

    Common stock issued for cash                  100,000              100           24,900               -           25,000

    Common stock issued for cash                   20,000               20              980               -            1,000

    Common stock issued for services               20,000               20              980               -            1,000

    Common stock issued for services               50,000               50            2,450               -            2,500

    Cancellation of shares                     (3,756,000)          (3,756)           3,756               -                -

    Common stock issued for cash                  152,000              152            7,448               -            7,600

    Common stock issued for cash                  500,000              500            4,500               -            5,000

    Loss for the period                                -                -                -          (55,718)         (55,718)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, FEBRUARY 29, 2000                      9,011,500   $        9,012   $      108,663  $      (56,453)  $       61,222
==============================================================================================================================




   The accompanying notes are an integral part of these financial statements.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2000



1.       HISTORY AND ORGANIZATION OF THE COMPANY

         NewsGurus.Com, Inc. ("the Company") was incorporated on May 16, 1997 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada. The Company's principal business consists of providing expert opinion and information in the areas of money, health and lifestyles and eventually into e-commerce through the Internet.

         The Company entered the development stage in accordance with SFAS No. 7 on May 16, 1997. Its purpose is to evaluate, structure and complete a merger with, or acquisition of a privately owned corporation. During the period ended February 29, 2000, the Company acquired a 100% interest in Gurus International Corp.


2.       GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through equity financing.

         ====================================================================================================================

                                                                                                February 29,        June 30,
                                                                                                        2000            1999
         --------------------------------------------------------------------------------------------------------------------
         Deficit accumulated during the development stage                                    $       (56,453) $         (735)
         Working capital (deficiency)                                                                 10,693            (235)
         ====================================================================================================================


3.       SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION

         These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Gurus International Corp. The subsidiary was incorporated on October 29, 1999 under the laws of Nevada. All significant intercompany balances and transactions have been eliminated.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

         BASIC LOSS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2000


3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

         CAPITAL ASSETS

         Capital  assets,  being  computer  equipment,  are  recorded  at  cost.
         Amortization of capital assets is calculated using the declining balance method at an annual rate of 30%.

         SOFTWARE DEVELOPMENT

         The Company has adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         REPORTING ON COSTS OF START-UP ACTIVITIES

         In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle. The adoption of SOP 98-5 by the Company during the year had no effect on its financial statements.

         COMPREHENSIVE INCOME

         In 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of February 29, 2000.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2000



3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.


4.       CAPITAL ASSETS

         ===================================================================================================================
                                                                                                      Net Book Value
                                                                                              ------------------------------
                                                                                  Accumulated    February 29,       June 30,
                                                                         Cost    Amortization            2000           1999
         -------------------------------------------------------------------------------------------------------------------
         Computer equipment                                    $        2,763 $          207  $        2,556  $           -
         ===================================================================================================================


5.       WEB SITE DEVELOPMENT COSTS

         Web site development costs of $47,973 are comprised of software costs incurred by the Company in developing its web site. The Company's amortization policy concerning these costs is to amortize the costs over a period of five years commencing from the date of operations. As at February 29, 2000, no amortization has been taken.


6.       BUSINESS COMBINATION

         During the year, the Company entered into an acquisition agreement whereby the Company acquired all the outstanding shares of Gurus International Corp. ("Gurus"). The Company issued 3,500,000 of its common shares at an agreed value of $3,500 to acquire the shares of Gurus. At the date of acquisition, Gurus' net assets had a fair value of $Nil.


7.       CAPITAL STOCK

         On August 16, 1999, the Company implemented a 1,000:1 forward stock split and on December 17, 1999, a 7:1 forward stock split. The statements of changes in stockholders' equity has been restated to give retroactive recognition of the stock splits by reclassifying to common stock from additional paid in capital, the par value of shares arising from the split. In addition, all references to number of shares and per share amounts of common stock have been restated to reflect the stock split.

         On May 16, 1997, the Company issued 7,000,000 shares with a par value of $0.001 for services valued at $500.

         On December 17, 1999, the Company issued 3,500,000 shares with a par value of $0.001 to acquire all of the outstanding shares of Gurus International Corp.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2000




7.       CAPITAL STOCK (cont'd.....)

         On January 12, 2000, the Company issued 1,147,500 shares at $0.05 per share for a total value of $61,175.

         On February 1, 2000, the Company issued 278,000 shares at $0.05 per share for a total value of $13,900.

         On February 24, 2000, the Company issued 100,000 shares at $0.25 per share for a total value of $25,000.

         On February 24, 2000, the Company issued 20,000 shares at $0.05 per share for a total value of $1,000.

         On February 24, 2000, the Company issued 20,000 shares at an agreed value of $1,000 as payment of fees for services received.

         On February 28, 2000, the Company issued 50,000 shares at an agreed value of $2,500 as payment of fees for services received.

         On February 28, 2000, the Company cancelled 3,756,000 shares gifted back to treasury.

         On February 28, 2000, the Company issued 152,000 shares at $0.05 per share for a total value of $7,600.

         On February 28, 2000, the Company issued 500,000 shares at $0.01 per share for a total value of $5,000.


8.       STOCK OPTIONS AND WARRANTS

         As at February 29, 2000, the Company had outstanding stock options, enabling the holders to acquire the following:

         ===================================================================================================================
                                 Number                Exercise
                              of Shares                   Price                   Expiry Date
         -------------------------------------------------------------------------------------------------------------------
                                600,000                 $  1.00                   February 1, 2005
         ===================================================================================================================

         As at February 29, 2000, the Company had outstanding share purchase warrants, enabling the holders to acquire the following:

         ===================================================================================================================
                                                       Original
                                 Number                Exercise
                              of Shares                   Price                   Expiry Date
         -------------------------------------------------------------------------------------------------------------------
                                 60,000                 $  1.00                   January 25, 2003
                                 35,000                    1.00                   February 28, 2003
                                125,000                    1.00                   November 29, 2004
                                200,000                    1.00                   November 29, 2004
                                200,000                    1.00                   November 30, 2004
                                148,500                    1.00                   December 13, 2004
                                118,000                    1.00                   January 3, 2005
                                147,000                    1.00                   February 15, 2005
                                360,000                    1.00                   February 25, 2005
                                250,000                    1.00                   February 25, 2005
         ===================================================================================================================

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2000




9.       STOCK BASED COMPENSATION EXPENSE


         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. No stock based compensation has resulted from the use of this standard.




         Following is a summary of the status of the plan during 1999 and 2000:


         ====================================================================================================================
                                                                                                                    Weighted
                                                                                                                     Average
                                                                                                      Number        Exercise
                                                                                                   of Shares           Price
         --------------------------------------------------------------------------------------------------------------------
         Outstanding at June 30, 1999 and 1998                                                            -          $    -

             Granted                                                                                 600,000         $  1.00
             Forfeited                                                                                    -          $    -
             Exercised                                                                                    -          $    -
                                                                                               -------------

         Outstanding at February 29, 2000                                                            600,000         $  1.00
         ====================================================================================================================

         Weighted average fair value of options granted                                                              $  0.03
         ====================================================================================================================




         Following is a summary of the status of options outstanding at February 29, 2000:


=====================================================================================================================
                                                  Outstanding Options                      Exercisable Options
                                       -------------------------------------------    -------------------------------
                                                           Weighted
                                                            Average      Weighted                           Weighted
                                                          Remaining       Average                            Average
                                                        Contractual      Exercise                           Exercise
Exercise Price                                Number           Life         Price             Number           Price
---------------------------------------------------------------------------------------------------------------------
$ 1.00                                       600,000          4.80         $  1.00           600,000        $  1.00
=====================================================================================================================

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2000



9.       STOCK BASED COMPENSATION EXPENSE (cont'd.....)

         COMPENSATION

         Had compensation cost been recognized on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:

====================================================================================================================
                                                                       February 29,        June 30,       June 30,
                                                                               2000            1999           1998
--------------------------------------------------------------------------------------------------------------------
NET LOSS
    As reported                                                       $     (55,718)  $        (235) $          -
                                                                      ==============================================

    Pro forma                                                         $     (55,718)  $        (235) $          -
                                                                      ==============================================


BASIC AND DILUTED LOSS PER SHARE
    As reported                                                       $       (0.01)  $          -   $          -
                                                                      ==============================================

    Pro forma                                                         $       (0.01)  $          -   $          -
====================================================================================================================

         The fair value of each option granted is estimated using the Black Scholes Model. The assumptions used in calculating fair value are as follows:

====================================================================================================================
                                                                        February 29,       June 30,        June 30,
                                                                                2000           1999            1998
--------------------------------------------------------------------------------------------------------------------
Risk-free interest rate                                                      6.434%           -               -
Expected life of the options                                                2 years           -               -
Expected volatility                                                           .001%           -               -
Expected dividend yield                                                        -              -               -
====================================================================================================================


10.      COMMITMENT

         On November 20, 1999, the Company entered into a letter of intent to pay $100,000 to a company controlled by a former director for consulting services for a period of three months. As of February 29, 2000, the Company has paid a total of $30,000 and the remaining balance of $70,000 will be paid when services are completely rendered (Note
         11).


11.      RELATED PARTY TRANSACTION

         During the eight month period ended February 29, 2000, the Company entered into the following related party transactions:

         a) The Company paid consulting fees of $30,000 (June 30, 1999 - $Nil; June 30, 1998 - $Nil) to a company controlled by a former director (Note 10).

         b) The Company issued 3,500,000 common shares at an agreed value of $3,500 to acquire all of the outstanding shares of Gurus International Corp., a company controlled by common directors (Note 6).

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2000



12.      SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

====================================================================================================================
                                                                       February 29,        June 30,       June 30,
                                                                               2000            1999           1998
--------------------------------------------------------------------------------------------------------------------
Cash paid for income taxes                                            $          -    $          -   $          -
Cash paid for interest                                                           -               -              -
====================================================================================================================

         Non-cash investing and financing transactions during the eight month period ended February 29, 2000 were as follows:

         a) The Company issued 3,500,000 shares of common stock at an agreed value of $3,500 to acquire 100% of the outstanding shares of Gurus International Corp.

         b) The Company issued a total of 70,000 shares of common stock at an agreed value of $3,500 for services rendered.

         No significant non-cash investing and financing transactions occurred during the years ended June 30, 1999 and 1998.


13.      INCOME TAXES

         The Company's total deferred tax asset is as follows:

======================================================================================================================
                                                                        February 29,        June 30,         June 30,
                                                                                2000            1999             1998
----------------------------------------------------------------------------------------------------------------------
Tax benefit relating to net operating loss carryforwards             $        19,194  $           80  $            -
Valuation allowance                                                          (19,194)            (80)              -
                                                                     ---------------  --------------  --------------

                                                                     $            -   $           -   $            -
======================================================================================================================

        The Company has a net operating loss carryforward of approximately $56,453 which expires in 2007 and 2008. The Company provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.



14.      FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2000




15.      UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.


16.      SUBSEQUENT EVENT

         The following event occurred subsequent to February 29, 2000, the Company entered into a Financing and Management Agreement with Canalaska Ventures Ltd. ("Canalaska") to obtain financing for information technology and software development .

         The terms of the agreement between the Company and Canalaska includes the following provisions:

         Canalaska has the exclusive right to earn up to a 26.6% (three million shares) interest in the Company by purchasing an equity position in the Company in three phases, subject to specific terms and conditions.

         Phase One requires Canalaska to issue a $30,000 convertible loan (received) to the Company and a further $70,000 subject to regulatory approval. The entire convertible loan must be converted to common shares of the Company at a price of $0.25 per common share within 30 days of the Approval Date.

         Phase Two requires Canalaska to make an investment of $440,000 by purchasing 1,100,000 shares at a price of $0.40 per share of the Company. After each increment of financing provided, Canalaska earns a warrant that allows Canalaska the right to purchase an equal number of additional shares in the Company at a price $1.30 per common share for a period of two years from the date each increment is executed or exercised.

         Phase Three gives Canalaska the right to invest up to an additional $1,950,000 in the common shares of the Company by executing its warrants to purchase up to 1,500,000 common shares at a price of $1.30 per share, on a pro rata basis.

         Subject to completion of the Phase II financing of the Company, Canalaska has the exclusive right to own 51% and be the operator of an exact Clone of the Company for Europe, South America, Mexico, the Caribbean and Central and South America.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24  Indemnification of Directors and Officers

Item 25  Other Expenses of Issuance and Distribution

Item 26  Recent Sales of Unregistered Securities

Item 27  Exhibits

3.1**        Articles of Incorporation
3.2          Amendment to Articles of Incorporation
3.3**        Bylaws
5.1          Opinion of Evers & Hendrickson with respect to the legality of the shares being registered
23.1         Consent of Davidson & Company
23.2         Consent of Evers & Hendrickson (included in Exhibit 5.1)
27.1         Financial Data Schedule
99.1*        Escrow Agreement

*        To be filed in an amendment.
**       Previously filed with Form 10SB on September 21, 1999.

Item 28 -- Undertakings

We undertake that we will:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii)     Reflect  in  the   prospectus   any  facts  or  events  which,
                  individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Kelowna, Province of British Columbia on May 26, 2000.

NEWSGURUS.COM, INC.

Per:
         /s/ Chris Bunka
        ------------------------------
         Authorized Signatory

         President and Director
        ------------------------------
         Title

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Chris Bunka
------------------------------
(Signature) - Chris Bunka

President and Director
------------------------------
(Title)

May 26, 2000
------------------------------
(Date)


                                      II-2